EX.99 – 2(k)(iv)

AMENDMENT TO EXPENSE LIMITATION AGREEMENT

This Amendment, dated as of January 1, 2007 is entered into between Mercantile Capital Advisors, Inc. a Maryland corporation (the “Manager”), Mercantile Alternative Strategies Fund LLC (the “Fund”) and Mercantile Alternative Strategies Master Fund LLC (the “Master Fund”).

WHEREAS, the Manager, the Fund and the Master Fund have entered into an Expense Limitation Agreement dated June 30, 2006 (the “Expense Limitation Agreement”) under which the Manager agrees to waive its fees and/or reimburse expenses to the extent necessary so that the ordinary annual operating expenses of the Fund do not exceed the percentage of average daily net assets set forth in Exhibit A of the Expense Limitation Agreement;

WHEREAS, the Manager, the Fund and the Master Fund mutually agree to revise the expense limitation as a percentage of average daily net assets as set forth in Exhibit A of the Expense Limitation Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree to replace Exhibit A of the Expense Limitation Agreement with Exhibit A as attached hereto.

Except to the extent amended hereby, the Expense Limitation Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

Mercantile Capital Advisors, Inc.

By:	/s/ David L. Meyer
	Name:	David L. Meyer
	Title:	Senior Vice President

Mercantile Absolute Return Fund LLC

By:	/s/ Kevin A. McCreadie
	Name:	Kevin A. McCreadie
	Title:	President

Mercantile Absolute Return Master Fund LLC

By:	/s/ Kevin A. McCreadie
	Name:	Kevin A. McCreadie
	Title:	President

Exhibit A

To the Expense Limitation Agreement for the

Mercantile Alternative Strategies Fund LLC

(As Amended January 1, 2007)

Ordinary Annual Operating Expenses
(as a percentage of Fund’s average daily net assets)	2.09%